UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2008

APAC Customer Services, Inc.
(Exact name of registrant as specified in its charter)

Illinois	0-26786	36-2777140
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Parkway North, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-374-4980

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2008, APAC Customer Services, Inc. (the “Company”) entered into a Revolving Credit and Security Agreement (the “Revolving Loan Agreement”) with PNC Bank National Association (“PNC”), as agent, and the financial institutions from time to time parties thereto as lenders. A copy of the Revolving Loan Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein in its entirety.

The Revolving Loan Agreement provides the Company with a $40.0 million revolving loan facility which expires in May 2011. Borrowings under the Revolving Loan Agreement will be used to repay in full the Company’s current revolving loan facility with LaSalle Bank National Association and its outstanding term loan with Atalaya Funding II, L.P.

The Company’s ability to borrow under the Revolving Loan Agreement depends on the amount of eligible accounts receivable from its clients. In addition to borrowing against its eligible receivables, the Company may borrow an additional $9.0 million which is supported by a letter of credit (the “Credit Enhancement Letter of Credit”) which was provided by TCS Global Holdings, L.P. (“TCS”), an affiliate of Theodore G. Schwartz, the Company’s chairman and principal stockholder. The face amount of the Credit Enhancement Letter of Credit may be reduced or the Credit Enhancement Letter of Credit may be entirely released by PNC under certain circumstances after PNC receives copies of the Company’s audited financial statements for the fiscal year ended December 28, 2008, if the Company achieves certain fixed charge coverage ratios and EBITDA and meets certain minimum availability thresholds under the Revolving Loan Agreement.

In connection with the issuance of the Credit Enhancement Letter of Credit, the Company and TCS entered into a Reimbursement and Security Agreement, dated May 5, 2008 (the “Reimbursement Agreement”), a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference in its entirety. Under the terms of the Reimbursement Agreement, the Company pays TCS for providing the Credit Enhancement Letter of Credit an amount which varies depending on the amount of borrowings under the Revolving Loan Agreement. PNC is entitled to draw on the Credit Enhancement Letter of Credit under certain circumstances. In each such event, the Company is obligated to reimburse TCS for the total amount so drawn. Any unpaid reimbursement amounts due under the Reimbursement Agreement incur interest at a floating interest rate based on the London Interbank Rate or LIBOR index rate. The Company’s obligations under the Reimbursement Agreement are secured principally by a grant of a second priority security interest in all of the Company’s personal property, including accounts receivable. The Reimbursement Agreement also contains covenants substantially identical to the covenants contained in the Revolving Loan Agreement.

Borrowings under the Revolving Loan Agreement incur a floating interest rate based on the London Interbank Rate or LIBOR index rate or an alternate base rate defined in the Revolving Loan Agreement. The Revolving Loan Agreement is secured principally by a grant of a first priority security interest in all of the Company’s personal property, including its accounts receiveable. In addition, the Company pays a commitment fee on the unused portion of the Revolving Loan Agreement as well as fees on outstanding letters of credit.

The Revolving Loan Agreement contains certain financial covenants including limits on the amount of capital expenditures and maintenance of a maximum fixed charge coverage ratio. Other covenants in the Revolving Loan Agreement prohibit (with limited exceptions) the Company from incurring additional indebtedness, repurchasing outstanding common shares, creating liens, acquiring, selling or disposing of certain assets, engaging in certain mergers and acquisitions, paying dividends or making certain restricted payments.

Item 2.02 Results of Operations and Financial Condition.

On May 6, 2008, APAC Customer Services, Inc. (the “Company”) issued a press release setting forth the Company’s financial results for the first fiscal quarter ended March 30, 2008. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company incorporates by reference herein the description in Item 1.01 in its entirety.

Item 9.01 Financial Statements and Exhibits.

10.1 Revolving Loan and Security Agreement, dated May 5, 2008, among APAC Customer Services, Inc. and PNC Bank, National Association, as agent, and the financial institutions from time to time party thereto as lenders.

10.2 Reimbursement and Security Agreement, dated May 5, 2008, between APAC Customer Services, Inc. and TCS Global Holdings, L.P.

99.1 Press Release of the Company, dated May 6, 2008

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the Company and its management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of the Company’s management. The Company intends its forward-looking statements to speak only as of the date on which they were made. The Company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

The following factors, among others, could cause the Company’s actual results to differ from historic results or those expressed or implied in the forward-looking statements: its revenue is generated from a limited number of clients and the loss of one or more significant clients could have a material adverse effect on the Company; terms of its client contracts; its ability to return to profitability; its ability to continue to reduce costs and achieve efficiencies; availability of cash flows from operations and borrowing availability under its revolving loan agreement; its ability to comply with, or obtain waivers of or changes to, its debt covenants; its ability to effectively manage customer care center capacity and off-shore growth; its ability to conduct business internationally, including managing foreign currency exchange risks; its ability to attract and retain qualified employees; and fluctuations in revenue associated with the company’s Medicare Part D enrollment and customer care programs.

Other reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the company’s Annual Report on Form 10-K for the year ended December 30, 2007. These filings are available on a website maintained by the SEC at http://www.sec.gov.

The information included in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filings made under the Securities Act of 1933, except as expressly set forth by specific reference to any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APAC Customer Services, Inc.

May 6, 2008	By:	/s/George H. Hepburn III
Name: George H. Hepburn III
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Revolving Loan and Security Agreement, dated May 5, 2008, among APAC Customer Services, Inc. and PNC Bank, National Association, as agent, and the financial institutions from time to time party thereto as lenders.

10.2	Reimbursement and Security Agreement, dated May 5, 2008, between APAC Customer Services, Inc. and TCS Global Holdings, L.P.

99.1	Press Release of the Company, dated May 6, 2008